SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549


                               -------------------


                                    FORM 8-K

                                 CURRENT REPORT



                     PURSUANT TO SECTION 13 OR 15(d) OF THE

                         SECURITIES EXCHANGE ACT OF 1934


Date of Report (Date of earliest event reported):   July 1, 1998

                      Finca Consulting, Inc.
        Exact name of Registrant as specified in charter)

 Colorado        33-31639         84-1101572
(State or other       (Commission            (IRS employer
jurisdiction of       file number)           identification
incorporation                                       no.)


  106 Koenigsallee, 40215 Dusseldorf, Germany
(Address of principal executive office)                      Zip Code

Registration telephone number, including area code:  011-49-211-384860


Former name or former address, if changed since last report)








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         Item 3.           Bankruptcy or Receivership.

                           On July 1, 1998, the Swiss Federal Banking Commission issued an order to liquidate Prime Core AG, the primary subsidiary of Registrant, and appointed a Swiss company to liquidate all of this subsidiary's assets. Prime Core AG was responsible for buying and selling marketable securities and options on behalf of customers in Germany and represented Registrant's sole business except for insignificant real estate operations (less than 5%) of Registrant's business) in Spain. According to the order of the Swiss Federal Banking Commission, a Swiss firm, Transliq AG, was appointed as the liquidator and took possession of the business premises of the subsidiary in Zug, Switzerland as well as all of its assets. The order of liquidation appears to have been based upon the complaints of two German customers.

                                                SIGNATURES


                  Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                          FINCA CONSULTING, INC.



                                          By: s/Elisabeth Eufinger-Nagels
                                                Elisabeth Eufinger-Nagels
                                                Director

Dated:  August 7, 1998














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